UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

Independent Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069-3257

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure

On December 19, 2017, Independent Bank Group, Inc., or the Company, issued a press release announcing the closing of its underwritten public offering of $30.0 million aggregate principal amount of its 5.00% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with the General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, which is furnished herewith pursuant to and relates to Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, the rules and regulations of the Commission thereunder, the Exchange Act, or the rules and regulations of the Commission thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events

The Company issued the Notes in a public offering pursuant to the Company’s Registration Statement on Form S 3 (File No. 333 218782) and a final prospectus supplement, dated December 13, 2017 (the “Prospectus Supplement”). The Notes were issued pursuant to the Subordinated Debt Indenture, dated as of June 25, 2014 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of December 19, 2017, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and all previous supplemental indentures, the “Indenture”).

The net proceeds to the Company, after deducting the underwriting discount and offering expenses, were approximately $29.3 million. The Company intends to use the proceeds of the offering for general corporate purposes, including to increase capital to support continued growth through acquisitions and continued organic growth.

The Notes initially bear a fixed interest rate of 5.00% per year, payable semi-annually in arrears. Commencing on December 31, 2022, the interest rate on the Notes will reset on a quarterly basis to the three-month LIBOR rate plus a spread of 283 basis points, payable quarterly in arrears. The Company may, at its option, redeem the Notes, in whole or in part, beginning December 31, 2022, and on any scheduled interest payment date thereafter. The Company may also at its option redeem the Notes in whole, but not in part, at any time within 90 days following the occurrence of certain specified tax events, capital events, or investment company events. Any redemption will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date, and could be subject to and require prior regulatory approval. The Notes are not subject to repayment at the option of the holders.

The descriptions of the Indenture, the Second Supplemental Indenture and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Base Indenture, the Second Supplemental Indenture and the form of the Notes, copies of which are filed herewith as Exhibits 4.1, 4.2 and 4.3, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following is an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

4.1*	Subordinated Debt Indenture, dated as of June 25, 2014, by and between the Independent Bank Group, Inc. Wells Fargo Bank, National Association, as trustee

4.2**	Second Supplemental Indenture, dated as of December 19, 2017, between the Company and Wells Fargo Bank, National Association, as trustee

4.3**	Form of 5.00% Fixed-to-Floating Rate Subordinated Notes due December 31, 2027 (included in Exhibit 4.2)

5.1**	Opinion of Andrews Kurth Kenyon LLP

12.1**	Statement regarding Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1)

99.1***	Press Release, dated December 19, 2017, announcing the closing of the offering of the Company’s 5.00% Fixed-to-Floating Rate Subordinated Notes, due December 31, 2017.

*	Incorporated herein by reference to Exhibit 4.6 to the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-196627) as fined with the Commission on June 25, 2014.
**	Filed herewith.
***	Furnished to the Commission herewith as exhibits relating to information furnished to the Commission under Item 7.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2017

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board, Chief Executive Officer and President